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                                                                    Exhibit 23.1

The Board of Directors
MountainBank Financial Corporation

        We consent to the use of our report on the financial statements of MountainBank Financial Corporation incorporated herein by reference from its Current Report on Form 8-K dated March 30, 2001, as amended by Form 8-K/A dated May 1, 2001.

                                          /S/ LARROWE & COMPANY, PLLC


Galax, Virginia
December 28, 2001